Exhibit 99.(k)(3)

AMENDMENT TO THE
FEE AND SERVICE SCHEDULE
FOR STOCK TRANSFER SERVICES

between

CREDIT SUISSE ASSET MANAGEMENT
INCOME FUND, INC.

and

EQUISERVE TRUST COMPANY, N.A.

and

EQUISERVE, INC.

AMENDMENT TO THE
FEE AND SERVICE SCHEDULE
FOR STOCK TRANSFER SERVICES

between

CREDIT SUISSE ASSET MANAGEMENT INCOME FUND, INC.

and

EQUISERVE, INC.

and

EQUISERVE TRUST COMPANY, N.A.

This is an Amendment to the Fee and Service Schedule between EquiServe Trust Company, N.A. and EquiServe, Inc. (collectively, the “Transfer Agent”) and Credit Suisse Asset Management Income Fund, Inc. (hereinafter referred to as the “Fund”), dated March 1, 2003, whereby the Transfer Agent and the Fund agree to the changes in the following sections of the Fee and Service Schedule:

Transfer Agent and Registrar Fee

$35,000.00                                           Annual Stock Transfer/Registrar Administrative Fee

Direct Stock Purchase Plan (DSPP Services)

This section is now deleted from the Fee and Service Schedule.

Dividend Reinvestment Plan (DRP) Services

This section is now added to the Fee and Service Schedule.

•                  Quarterly reinvestment and monthly cash investment transactions to DRP participant accounts

•                  Preparing and mailing a dividend reinvestment detailed statement with an additional enclosure to each DRP participant

•                  Processing automatic monthly investments via ACH

•                  Preparing and mailing a cash investment detailed statement with an additional enclosure to each DRP participant

•                  Maintaining DRP accounts and establishing new participant accounts

•                  Processing termination and withdrawal requests

•                  Supplying summary reports for each reinvestment/investment to the Fund

•                  Certificate depository

•                  Handling stockholder and Fund inquiries concerning the DRP

•                  Preparing and mailing Form 1099 to participants, including DRP participants and related filings with the IRS

•                  Certificate depository for safekeeping of certificates

•                  Provide Form 1099-B with each sale check to participant

IN WITNESS WHEREOF, the Transfer Agent and the Fund hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of this 30th day of September, 2003.

EquiServe, Inc.
EquiServe Trust Company, N.A.		Credit Suisse Asset Management Income Fund, Inc.

On Behalf of Both Entities:

By:	/s/ Dennis V. Moccia	By:	/s/ Michael A. Pignataro
Name:	Dennis V. Moccia	Name:	Michael A. Pignataro
Title:	Managing Director	Title:	Chief Financial Officer

FEE AND SERVICE SCHEDULE
FOR STOCK TRANSFER SERVICES

between

CREDIT SUISSE ASSET MANAGEMENT INCOME FUND, INC.

and

EQUISERVE TRUST COMPANY, N.A

and

EQUISERVE, INC.

TERM

This Fee and Service Schedule is by and between, Credit Suisse Asset Management Income Fund, Inc., (“the Fund”) and EquiServe, Inc., and EquiServe Trust Company, N.A. (collectively, “EquiServe”, or individually “EQI” and the “Trust Company”, respectively) whereby EquiServe will perform the following services with respect to the Common Stock or shares of beneficial interest, as the case may be, of the Fund.

The term of this Fee and Service Schedule shall be for a period of three (3) years, commencing from March 1, 2003, the effective date of this Fee and Service Schedule (the “Initial Term”).

This Agreement shall be self renewing, and providing that service mix and volumes remain constant, and no other Credit Suisse Fund is merged into the Fund, the final year’s fees listed under the Fees for Standard Services section shall be increased by the accumulated change in the National Employment Cost Index for Service Producing Industries (Finance, Insurance, Real Estate) for the preceding years of the contract, as published by the Bureau of Labor Statistics of the United States Department of Labor.  Fees will be increased on this basis every three years.

FEES AND SERVICES

Transfer Agent and Registrar Fee

$38,000.00	Annual Stock Transfer/Registrar Administrative Fee (this fee will be reduced to $35,000.00 per year once the Direct Stock Purchase Program cash investment cycle is reduced from weekly to monthly)

Includes the standard Transfer Agent and Registrar services as stated in the following sections:

Administrative Services

•                  Annual administrative services as Transfer Agent and Registrar for the Common Stock or shares of beneficial interest, as the case may be, of the Fund

•                  Remote inquiry access to the Fund records via PC or terminal with telecommunication software

Account Maintenance

•                  Maintaining record shareholder accounts to include the following services:

•                  Processing of new shareholder accounts

•                  Posting and acknowledging address changes

•                  Processing other routine file maintenance adjustments

•                  Posting all transactions, including debit and credit certificates to the stockholder file

•                  Researching and responding to all registered shareholder inquiries

•                  Responding to requests for audit confirmations

Routine Certificate Issuance

•                  Issuance, cancellation and registration of certificates to include the following services:

•                  Production and mailing of daily transfer reports

•                  Processing of all legal transfers including New York window and mail items

•                  Combining certificates into large and/or smaller denominations

•                  Replacing lost certificates and indemnity bonds

•                  Placing, maintaining and removing stop-transfer notations

Annual Meeting Services

•                  Preparing a full stockholder list as of the Annual Meeting Record Date

•                  Addressing proxy cards for all registered shareholders

•                  Enclosing and mailing proxy card, proxy statement, return envelope and Annual Report to all registered shareholders

•                  Receiving, opening and examining returned proxies

•                  Writing in connection with unsigned or improperly executed proxies

•                  Tabulating returned proxies

•                  Provide on-line access to proxy vote status

•                  Attending Annual Meeting as Inspector of Election (Travel expenses billed as incurred)

•                  Preparing a final Annual Meeting List reflecting how each account has voted on each proposal

•                  Interface with outside proxy solicitor

•                  Proxy proof, one (1) per annum

Mailing, Reporting and Miscellaneous Services

•                  Mailing of address change confirmation cards to shareholders old address

•                  Coding “multiple” accounts at a single household to suppress duplicate mailings of reports

•                  Providing EquiServe’s toll free number for Shareholder Services

•                  Mailing of the Fund’s Fact Sheet, quarterly

•                  Addressing and enclosing Semi-Annual Reports, two (2) per annum for registered shareholders

•                  Preparing a full Statistical Report to reflect shareholder base by geographic residence code, class code, and share group, one (1) per annum (in addition to the stockholder lists covered under the Annual Meeting Services section)

Due Diligence Mailing and Direct Filing of Abandoned Property Services

•                  Preparing and mailing Due Diligence notices to all qualifying shareholder accounts as defined by the State Filing Matrix

•                  Processing returned Due Diligence notices and remitting property to shareholders prior to escheatment

•                  Preparing and filing Preliminary and Final Abandoned Property Reports

•                  Preparing and filing checks for each state covering unclaimed funds per state requirements

•                  Issuing and filing stock certificate(s) registered to the applicable state(s) representing returned (RPO) certificates and underlying share certificates.

•                  Manual input for states requiring electronic reporting via diskette

$ 5.00	Per Escheated Account, per annum, in Excess of 100

$ 3.00	Per account, per annum, for Due Diligence Mailing and Respondent Processing

$ 1.00	Per account, per annum, for Electronic Reporting (Via Diskette)

Dividend Services

As Dividend Disbursing Agent and Paying Agent, EquiServe, will perform the dividend related services indicated below, pursuant to the following terms and conditions:

•                  Checks to be drawn on Fleet National Bank and all funds must be received before or on mailing date 11:00 a.m., Eastern Time via Federal Funds Wire, ACH or Fleet National Bank Demand Deposit Account debit

•                  Preparing and mailing quarterly dividends with an additional enclosure with each dividend check

•                  Preparing a hard copy dividend list as of each dividend record date

•                  Preparing and filing Federal Information Returns (Form 1099) of dividends paid in a year and mailing a statement to each stockholder

•                  Preparing and filing State Information Returns of dividends paid in a year to stockholders resident within such state

•                  Preparing and filing annual withholding return (Form 1042) and payments to the government of income taxes withheld from Non-Resident Aliens

•                  Replacing lost dividend checks

•                  Providing photocopies of cancelled checks when requested

•                  Reconciling paid and outstanding checks

•                  Coding “undeliverable” accounts to suppress mailing dividend checks to same

•                  Processing and recordkeeping of accumulated uncashed dividends

•                  Furnishing requested dividend information to stockholders

•                  Performing the following duties as required by the Interest and Dividend Tax Compliance Act of 1983:

•                  Withholding tax from shareholder accounts not in compliance with the provisions of the Act

•                  Reconciling and reporting taxes withheld, including additional 1099 reporting requirements, to the Internal Revenue Service

•                  Responding to shareholder inquiries regarding the Regulations

•                  Mailing to new accounts who have had taxes withheld, to inform them of procedures to be followed to curtail subsequent back-up withholding

•                  Annual mailing to pre-1984 accounts which have not yet been certified

•                  Performing shareholder file adjustments to reflect certification of accounts

•                  Automated Clearing House crediting of dividends

Direct Stock Purchase Plan (DSPP) Services

•                  Reinvestment and/or cash investment transactions of DSPP participant accounts

•                  Preparing and mailing a dividend reinvestment detailed statement (as applicable) with an additional enclosure to each DSPP participant

•                  Preparing and mailing a cash investment detailed statement (as applicable) with an additional enclosure to each DSPP participant

•                  Maintaining DSPP accounts and establishing new participant accounts

•                  Processing sale and termination requests

•                  Processing withdrawal requests

•                  Supplying quarterly summary reports for reinvestment/investment to Customer

•                  Certificate depository for safekeeping of certificates

•                  Handling shareholder inquiries concerning the DSPP

•                  Provide form 1099-B with each sale check to participant

•                  Provide Internet presentation of DSPP materials and Internet fulfillment

•                  Provide telephonic fulfillment of DSPP materials

ITEMS NOT COVERED

Additional Services

Items not included in the fees and services set forth in this Fee and Service Schedule including, but not limited to, services associated with the payment of a stock dividend, stock split, corporate reorganization, or any services associated with a special project, are to be billed separately, on an appraisal basis.

Services required by legislation or regulatory fiat which become effective after the date of acceptance of this Fee and Service Schedule shall not be a part of the Standard Services and shall be billed by appraisal.  All additional services not specifically covered under this Fee and Service Schedule will be billed by appraisal, as applicable.

Billing Definition of Number of Accounts

For billing purposes, the number of accounts will be based on open accounts on file at the beginning of each billing period, plus any new accounts added during that period.

ACCEPTANCE

In witness whereof, the parties hereto have caused this Fee and Service Schedule to be executed by their respective officers, hereunto duly agreed and authorized, as of the effective date of this Fee and Service Schedule.

EquiServe Trust Company, N.A. EquiServe, Inc.		The Credit Suisse Asset Management Income Fund, Inc.

(on behalf of both entities)

By:	/s/ Dennis V. Moccia	By:	/s/ Michael A. Pignataro
Name:	Dennis V. Moccia	Name:	Michael A. Pignataro
Title:	Managing Director	Title:	Chief Financial Officer

This Fee and Service Schedule shall serve as an attachment to the Registrar, Transfer Agency and Service Agreement dated March 1, 2003.

Exhibit A

Out of Pocket Expenses

Out of pocket expenses associated with, but not limited to, the following are not included in the fees quoted in this Fee and Service Schedule and are billable as incurred.

Postage (Outgoing and Business Reply)

Envelopes

Labels

Forms and Stationery and Proxy Cards

Fulfillment

Proxy Proof Set-up

Record Retention

Insurance Premiums (Mailing certificates)

Delivery and Freight charges (including overnight delivery; Airborne Express, FedEx, etc.) Typesetting (proxy cards, due diligence mailings, etc.)

Printing (proxy cards, etc.)

Destruction of excess/obsolete material

DTC trade transaction expenses (Treasury buybacks, etc.)

Custody Settlement charges

Telephone usage and line expenses

Lost Shareholder Program database search

Please Note:

Good funds to cover postage expenses in excess of $10,000 for shareholder mailings must be received in full by 12:00 p.m. Eastern Time on the scheduled mailing date.  Postage expenses less than $10,000 will be billed as incurred.

SKU numbers are required on all material received for mailing.  A special handling fee of $10.00 per box will be assessed for all material not marked with a SKU number.  Such material includes, but is not limited to: proxy statements, annual and quarterly reports, and news releases.  Overtime charges will be assessed in the event of services are required to be performed after-business hours due to late delivery of material for mailings to shareholders by the Fund unless the mail date is rescheduled.  Exhibit B provides the Specifications for packing and shipping materials to EquiServe.

Exhibit B

SPECIFICATIONS FOR PACKING AND SHIPPING MATERIALS TO EQUISERVE
Revised 1/16/2001

Please follow these packing and shipping guidelines to help us handle your materials most efficiently.  For specifics concerning your company’s mailing, please contact your client services team.

•                  Delivery timing:

Please ship your materials to arrive according to the schedule listed below.  Some larger mailings will require more time.  If more time is needed, our client service team will work with you to schedule the appropriate amount of time for processing your mailing.

1 – 10,000	Noon 2 business days prior to the mail date
10,000 – 25,000	By 5 p.m. 3 business days prior to the mail date
25,000 – 50,000	By 5 p.m. 4 business days prior to the mail date
50,001 +	Acct. Manager will establish delivery schedule with Client and Output Services

•                  Shipping addresses:

EquiServe:  Raritan Center, 118 Fernwood Avenue, Edison NJ 08837-3857

Output Technology Solutions:  Eastern Region, 46 Harvard Street, Westwood MA 02090- 2398

Output Technology Solutions:  Hartford Region, 125 Ellington Road, So. Windsor CT 06074- 4112

CIC:  130 Commerce Road, Carlstadt NJ 07072

Standard Register:  Parker Warehouse, 21 Parker Drive, Avon, MA 02322

•                  Receiving hours:

Monday through Friday, 8:00a.m. to 4:00 p.m.

With advance notice, we offer extended dock hours during proxy season.  To arrange extended hours (After 4:00 p.m. and weekends) please contact your client services team.

•                  Documentation:

Every shipment, including courier deliveries, needs proper documentation.

A delivery receipt and a packing list.  Both should include the following information:

1.              Name of client

2.              Description of material

3.              SKU or Form number (see attached)

4.              Total number of boxes/packages delivered

5.              Quantity per box/package

6.              Total number of pieces delivered/volume

7.              Identification of partial shipment

8.              Purchase order number if available

Each box must be marked with the Client Name, Material Description, SKU #, Quantity per box, Box # and Total # of boxes.

*You can prepare one document and make copies to use for both purposes.  Attach the packing list to the outside of one box in an envelope or plastic pouch.

Packing Pointers:

Do not shrink-wrap materials individually or in bundles.  This includes Annual Reports.

Use only paper bands if sending banded material.  Please do not use string, strapping or rubber bands.

When bundling or grouping material, please make sure that all pieces in the bundle or group face in the same direction.

Box or package each type of enclosure separately.  Do not mix enclosures in cartons.

Label cartons to show the type of material and number of pieces.

Attach a sample of the material to the outside of each carton.

Maximum weight per carton should not exceed 50 lbs.

•                  Quarterly Reports, Folded Proxy Statements and Newsletters:

Folded material must be “C” fold or Barrel fold.  DO NOT have any enclosure “Z” folded.

Paper-band material in groups of 50 to 100.

Use paper bands that are at least 2 ‘A to 3 inches wide.

Place cardboard sheets between each layer.

To eliminate the need for cardboard, you can crisscross the groups of reports or statements.

•                  Annual Reports and flat Proxy Statements:

Layer in groups of 50 Annual Reports.

Do not shrink-wrap individual pieces or groups of pieces.

Place cardboard sheets between each layer.

To eliminate the need for cardboard, you can crisscross the groups of reports or statements.

Do not place layers of paper or cardboard between individual reports.

•                  Using Skids:

Place only one type of material on each skid.  If you load cartons on a skid, each carton should contain the same number of pieces.

Maximum skid size:	40” x 48”
Maximum height:	54” – including pallet
Maximum weight:	3,000 lbs.

Pallet must be forklift accessible on the 40” side.

Pallet should be stretch-wrapped to prevent spillage of contents.

•                  Using skid packs or Power packs:

Most printers are able to wrap material neatly and securely on skids without using cartons.  We strongly recommend this packing method, especially for clients with shareholder bases of more than 40,000.  Please do not shrink-wrap material in bundles.

Skid packs, also known as Power packs or Gaylords, cut expenses and processing time.  Unnecessary cartons cost money, delay processing and must be disposed of for recycling.  Skid packs can be used for nearly any kind of mailing enclosure, including quarterly and annual reports, proxy statements and newsletters.

Ship only 90% of your material on skid packs.  Ship the remaining 10% in cartons.  We will use the skid packs first for better inventory control and easier return shipping of leftover material.

Have your printer stretch-wrap the cardboard sides of each skid pack for added protection against inclement weather.  (Don’t shrink-wrap individual items or bundles of items.)

•                  Surplus Material:  We regret that we do not have warehousing facilities to store surplus material after your mail date.  Please let your client service team know before your mailing whether you would like us to dispose of your material or ship it back at your expense.

Special arrangements can be made by contacting your client services team.

SKU NUMBER INFORMATION

WHAT IS A SKU NUMBER?

A SKU number is a unique Stock Keeping Unit Number assigned and printed on each different type of material mailed.  It is anticipated that all print vendors will begin incorporating unique and different Stock Keeping Unit Numbers on all material delivered to Print/Mail locations.

WHY UTILIZE SKU NUMBERS?

In an effort to continuously improve service to our mutual clients, enhanced quality control practices for inventory tracking purposes have been implemented at Print/Mail locations.  Improved client specific inventory tracking is made possible through the identification of a unique stock tracking number by printers.

WHO ASSIGNS THE SKU NUMBER?

The recommended SKU Number pattern is as follows: Company number or Issue ID (client identification numbers) followed by the specific material abbreviation, and the current year.  This number will be communicated by the client for whom the material is being printed, and assigned by the Account Administrator at EquiServe.  If you need additional information on a SKU Number, please contact the Account Administrator at EquiServe at (781) 575-2000.

Sample SKU Number Patterns:

The ABC Company 2000 Annual Report               “0707-AR-01”

XYZ Financial 2000 Proxy Statement “XYZCM-PS-01”

ARE THERE SPECIFIC LIMITATIONS AND PRINTING CONSIDERATIONS? YES!

•                  Character limitation of 15 spaces.

•                  Dashes recommended (to better separate key information).

•                  Each dash represents a character limitation.

•                  Position of number:

Booklet style material; reverse side of document, lower right corner.

One page material; front of document, lower right corner.

FEE AND SERVICE SCHEDULE FOR STOCK TRANSFER SERVICES

between

EACH OF THE CREDIT SUISSE ASSET MANAGEMENT CLOSED END INVESTMENT COMPANIES

and

COMPUTERSHARE INC.

and

COMPUTERSHARE TRUST COMPANY, N.A.

This Fee and Service Schedule (“Schedule”) is by and between, (“the Fund”) and Computershare Inc. (“Computershare”) (formerly known as EquiServe, Inc.) and Computershare Trust Company, N.A. (the “Trust Company”), (formerly known as EquiServe Trust Company, N.A.) (collectively, “Transfer Agent”) and Each of the Credit Suisse Asset Management Closed End Investment Companies, listed on Exhibit B (the “Company”), whereby the Transfer Agent will perform the following services for the Company.  This Fee and Service Schedule is an attachment to the Agreement.  Terms used, but not otherwise defined in this Schedule, shall have the same meaning as those terms in the Agreement.

TERM

The fees set forth in this Schedule shall be effective for a period of three (3) years, commencing from the effective date of January 1, 2011 (the “Initial Term”).  Sixty (60) days before the expiration of the Initial Term or a Renewal Term, whichever is applicable, the parties to this Agreement will agree upon a Fee Schedule for the upcoming Renewal Term.  If no new fee schedule is agreed upon, provided that service mix and volumes remain constant, the fees listed in the Schedule shall be increased (a) by the accumulated change in the National Employment Cost Index for Service Producing Industries (Finance, Insurance, Real Estate) for the preceding years of the contract, as published by the Bureau of Labor Statistics of the United States Department of Labor; or (b) to the Transfer Agent’s minimum fees then in effect, whichever is greater.  Fees will be increased on this basis for each successive Renewal Term.

FEES

Ongoing Account Management*

This fee covers all administration of the services listed in the services section except as noted below.  Out of pocket costs associated with providing these services will be charged separately.

$35,000.00* Annual Stock Transfer/Registrar Fee for - Credit Suisse Asset Management Income Fund Inc.

$19,000.00* Annual Stock Transfer/Registrar Fee for - Credit Suisse High Yield Bond Fund

1

* If the average volume of transactions, inquiries, or telephone calls significantly increases during the term of this Agreement as a result of outside factors or unforeseen circumstances for which the Transfer Agent is not the proximate cause, the Transfer Agent and the Company shall negotiate an additional fee.

Lost Owner/Shareholder Search Services

•                  SEC Electronic Database Search                                                                                                                                                                      $2.00 per account searched

SERVICES

Administrative Services (per fund)

•                  Annual administrative services as Transfer Agent and Registrar for the common stock or shares of beneficial interest, as the case may be, of the Fund

•                  Assignment of relationship manager

Account Maintenance (per fund)

•                  Maintain registered Shareholder accounts to include the following services:

•                  Create new Shareholder accounts

•                  Post and acknowledge address changes

•                  Process other routine file maintenance adjustments

•                  Post all transactions, including debit and credit certificates, to the Shareholder file

•                  Respond to requests for audit confirmations

•                  Perform OFAC (Office of Foreign Asset Control) and Patriot Act reporting

•                  Obtain tax certifications

Share Issuance (per fund)

•                  Issue, cancel and register Shares

•                  Process all legal transfers as appropriate

•                  Combine certificates into larger and/or smaller denominations

•                  Replace lost, stolen or destroyed certificates in accordance with UCC guidelines and Transfer Agent policy (subject to Shareholder-paid fee and bond premium)

•                  Place, maintain and remove stop-transfer notations

2

Shareholder Communications (per fund)

•                  Provide Company-specific Shareholder contact number

•                  Provide IVR 24/7 (subject to system maintenance)

•                  Respond to Shareholder inquiries (written, e-mail and web)

•                  Record all Shareholder calls

•                  Scan and image incoming correspondence from Shareholders

Direct Registration System (“DRS”) (per fund)

•                  Register, issue and transfer DRS book-entry Shares

•                  Issue DRS statements of holding

•                  Provide Shareholders with the ability to sell Shares through the IVR, telephone, mail or Internet, either via a batch order or a market order transaction in accordance with the terms and conditions, including applicable fees, of the DRS Sales Facility

•                  Process sales requests within the appropriate timeframe based on the type of service requested, in accordance with the terms of the DRS sales facility

•                  Coordinate the issuance, payment and reconcilement for any proceeds stemming from the use of the DRS sales facility, in accordance with the terms and conditions of the facility

•                  Coordinate the mailing of advices to Shareholders

•                  Accept and deposit certificated Shares into a DRS position

Online Access (per fund)

•                  Provide availability to “Issuer Online,” which provides access to Company and Shareholder information administered by Transfer Agent, which permits data management including accessing standard reports such as Top 10 - 200 Shareholder lists, submitting real-time inquiries such as an issued capital query, and reporting by holding range

•                  Provide availability to “Investor Centre,” which provides Shareholder account information, transaction capabilities, and downloadable forms and FAQs

•                  Provide On-Demand Reporting to allow Company to generate non-standard reports 24/7 at Transfer Agent’s standard fee for such reports

3

Dividend Services (per fund)

•                  Receive full funding one day prior to payable date by 11:00 a.m., Eastern Standard Time via Federal Funds Wire, ACH or Demand Deposit Account debit

•                  Coordinate the mailing of quarterly dividends with an additional enclosure with each dividend check

•                  Prepare and file Federal Information Returns (Form 1099) of dividends paid in a year

•                  Prepare and file State Information Returns of dividends paid in a year to Shareholders resident within such state

•                  Prepare and file annual withholding return (Form 1042) and payments to the government of income taxes withheld from Non-Resident Aliens

•                  Coordinate the mailing of Form 1099 to Shareholders

•                  Coordinate the email notification to Shareholders of the online availability of Form 1099

•                  Replace lost dividend checks

•                  Reconcile paid and outstanding checks

•                  Code “undeliverable” accounts to suppress mailing dividend checks to same

•                  Keep records of accumulated uncashed dividends

•                  Perform the following duties as required by the Interest and Dividend Tax Compliance Act of 1983:

•                  Withhold tax from Shareholder accounts not in compliance with the provisions of the Act

•                  Reconcile and report taxes withheld, including additional 1099 reporting requirements, to the Internal Revenue Service

•                  Mail to new accounts who have had taxes withheld, to inform them of procedures to be followed to curtail subsequent back-up withholding

•                  Perform Shareholder file adjustments to reflect certification of accounts

ACH services (per fund)

•                  Review cards for accuracy and completeness and identifying cards with incomplete information

•                  Mail cure letter to Shareholders with incomplete cards

4

•                  Identify cards received after the cut-off date

•                  Code accounts for ACH and performing pre-note test

•                  Identify rejected ACH transmissions, mail dividend check and explanation letter to Shareholders with rejected transmissions

•                  Respond to Shareholder inquiries concerning the ACH Program

•                  Code cards received after cut-off date

•                  Calculate on a quarterly basis the Share breakdown for ACH vs. other dividend payments and notifying the Company of funding amount for ACH transmissions and other payable date funds

•                  Credit ACH designated bank accounts automatically on dividend payable date

•                  Maintenance of ACH participant file, including coding new ACH accounts

•                  Process termination requests

•                  Keep adequate records including retention of authorization cards

International Currency Exchange Services (per fund)

•                  Allow Shareholders to elect to receive sale proceeds and dividend payments in foreign currencies (subject to certain geographic restrictions) by check or by electronic funds transfer in accordance with Transfer Agent’s guidelines (fees paid by Shareholders)

Annual Meeting Services (per fund)

•                  Prepare a full Shareholder list as of the Annual Meeting Record Date

•                  Address proxy cards for all registered Shareholders

•                  Coordinate the mailing of the proxy card, proxy statement, return envelope and Annual Report to all registered Shareholders

•                  Receive, open and examine returned proxies

•                  Tabulate returned proxies

•                  Provide on-line access to proxy vote status

•                  Attend Annual Meeting as Inspector of Election (travel expenses billed as incurred)

•                  Prepare a final Annual Meeting list reflecting how each account has voted on each proposal

5

Additional Annual Meeting Services (SUBJECT TO ADDITIONAL FEES) (per fund)

•                  Electronic delivery of proxy material

•                  Accept and load other related proxy files, 401K, ESPP and other stock issues not on our recordkeeping system

•                  Match load related proxy files to registered Shareholder base to eliminate duplicate mailings

•                  Provide householding of materials to the same address

•                  Provide Internet and telephone voting

•                  Provide 5er/ices related to notice and access requirements including web hosting of materials, notice only mailings, and mixed mailings.

•                  Provide proxy solicitation services by Georgeson

•                  Broker search and beneficial or “street holder” distribution

•                  Provide financial printing of 10ks, proxy statements and other related documents

Direct Filing of Abandoned Property (per fund)

•                  Coordinate the mailing of due diligence notices to all qualifying Shareholder accounts as defined by the state filing matrix

•                  Process returned Due Diligence notices and remitting property to Shareholders prior to escheatment

•                  Prepare and file Preliminary and Final Abandoned Property Reports

•                  Prepare and file checks for each state covering unclaimed funds as per state requirements

•                  Issue and file stock certificate(s) registered to the applicable state(s) representing returned (RPO) certificates and underlying Share positions

•                  Retain, as required by law or otherwise, records of property escheated to the states and responding, after appropriate research, to Shareholder inquiries relating to same

Lost Owner/Shareholder Search Services (per fund)

•                  Perform electronic database searches in accordance with SEC requirements

•                  Update new addresses provided by search firm

•                  Send verification form to Shareholder to validate address

6

•                  Reissue abandoned property held to Shareholders upon receipt of signed verification form

Additional Services

Items not included in the fees and services set forth in this Schedule include, but are not limited to, services associated with the payment of a stock dividend, stock split, corporate reorganization, unvested stock program, DWAC services provided to broker dealers, audit services, services provided to a vendor of the Company, or any services associated with a special project, and are to be billed separately, on an appraisal basis.

Services required by legislation or regulatory fiat which become effective after the date of acceptance of this Schedule shall not be a part of the Standard Services and shall be billed by appraisal.  All additional services not specifically covered under this Schedule will be billed by appraisal, as applicable.

Billing Definition of Number of Accounts

For billing purposes, the number of accounts will be based on open accounts on file at the beginning of each billing period, plus any new accounts added during that period.  An open account shall mean the account of each Shareholder which account shall hold any full or fractional Shares of stock held by such Shareholder, outstanding funds, or reportable tax information,

Out-of-Pocket Expenses

In addition to the fees above, the Company agrees W reimburse the Transfer Agent for out-of-pocket expenses, including but not limited to postage, forms, telephone, taxes, records storage, exchange and broker fees, or advances incurred by the Transfer Agent for the items set out in Exhibit A attached hereto.  In addition, any other expenses incurred by the Transfer Agent at the request Or with the consent of the Company, will be reimbursed by the Company.

Bank Accounts

The Company acknowledges that the bank accounts maintained by Computershare in connection with the services hereunder will be in its name and that Computershare may receive investment earnings in connection with the investment at Computershare’s risk and for its benefit of funds held in those accounts from time to time.

7

ACCEPTANCE

In witness whereof, the parties hereto have caused this Fee and Service Schedule to be executed by their respective officers, hereunto duly agreed and authorized, as of the effective date of this Fee and Service Schedule.

Computershare Inc. Computershare Trust Company, N. A.		Each of the Credit Suisse Asset Management Closed End Investment Companies Listed on Exhibit B

On Behalf of Both Entities:

By:	/s/ Dennis Moccia	By:	/s/ Michael A. Pignataro

Name:	Dennis V. Moccia	Name:	Michael A. Pignataro

Title:	Manager, Contract Administration	Title:	Chief Financial Officer 12/10/10

8

Exhibit A
Out of Pocket Expenses

Out of pocket expenses associated with, but not limited to, the following are not included in the fees quoted in this Fee end service Schedule and are billable as incurred.

•                  Postage (outgoing and business reply)

•                  Envelopes

•                  Forms and stationery

•                  Printing

•                  Enclosing (proxy cards, dividend checks, etc.)

•                  Fulfillment (transfer packages, new account packages, DRIP enrollment packages)

•                  Proxy proof set-up

•                  Record retention

•                  Insurance premiums (mailing certificates)

•                  Delivery and freight charges (including overnight delivery; Airborne Express, FedEx, etc.)

•                  Destruction of excess/obsolete material

•                  Telephone usage and line expenses

•                  Regulatory reports

•                  NCOA searches

Please Note:

Good funds to cover postage expenses in excess of $10,000 for Shareholder mailings must be received in full by 12:00 p.m. Eastern time on the scheduled mailing date.  Postage expenses less than $10,000 will be billed as incurred,

Overtime charges will be assessed in the event of a late delivery to the Transfer Agent of Company material for mailings to Shareholders, unless the mail date is rescheduled.  Such material includes, but is not limited to, proxy statements, quarterly and annual reports and news releases.

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EXHIBIT B

Credit Suisse Asset Management Income Fund Inc.
Credit Suisse High Yield Bond Fund

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